Sub-Item 77Q1(e)

                                AMENDMENT NO. 12

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of April 30, 2008, amends the Master Investment Advisory Agreement (the "Agreement"); dated June 21, 2000, between AIM Equity Funds, a Delaware statutory trust, and Invesco Aim Advisors, Inc., formerly A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to add a new portfolio - AIM Summit Fund effective April 30, 2008;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A

                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                     EFFECTIVE DATE OF ADVISORY AGREEMENT
------------------------------   ------------------------------------
AIM Capital Development Fund                June 1, 2000
AIM Charter Fund                            June 1, 2000
AIM Constellation Fund                      June 1, 2000
AIM Diversified Dividend Fund             December 28, 2001
AIM Large Cap Basic Value Fund              June 1, 2000
AIM Large Cap Growth Fund                   June 1, 2000
AIM Summit Fund                            April 30, 2008

                                                                Sub-Item 77Q1(e)

                                   APPENDIX B

                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                          AIM CAPITAL DEVELOPMENT FUND

NET ASSETS                                            ANNUAL RATE
---------------------------------------------------   -----------
First $350 million.................................      0.75%
Over $350 million..................................     0.625%

                                AIM CHARTER FUND

NET ASSETS                                            ANNUAL RATE
---------------------------------------------------   -----------
First $150 million.................................      0.80%
Over $150 million..................................     0.625%

                             AIM CONSTELLATION FUND

NET ASSETS                                            ANNUAL RATE
---------------------------------------------------   -----------
First $150 million.................................      0.80%
Over $150 million..................................     0.625%

                          AIM DIVERSIFIED DIVIDEND FUND

NET ASSETS                                            ANNUAL RATE
---------------------------------------------------   -----------
First $350 million.................................      0.60%
Next $350 million..................................      0.55%
Next $1.3 billion..................................      0.50%
Next $2 billion....................................      0.45%
Next $2 billion....................................      0.40%
Next $2 billion....................................     0.375%
Over $8 billion....................................      0.35%

                                                                Sub-Item 77Q1(e)

                         AIM LARGE CAP BASIC VALUE FUND

NET ASSETS                                            ANNUAL RATE
---------------------------------------------------   -----------
First $1 billion...................................      0.60%
Over $1 billion to and including $ 2 billion.......     0.575%
Over $2 billion....................................      0.55%

                            AIM LARGE CAP GROWTH FUND

NET ASSETS                                            ANNUAL RATE
---------------------------------------------------   -----------
First $250 million.................................     0.695%
Next $250 million..................................      0.67%
Next $500 million..................................     0.645%
Next $1.5 billion..................................      0.62%
Next $2.5 billion..................................     0.595%
Next $2.5 billion..................................      0.57%
Next $2.5 billion..................................     0.545%
Over $10 billion...................................      0.52%

                                 AIM SUMMIT FUND

NET ASSETS                                            ANNUAL RATE
---------------------------------------------------   -----------
First $10 million..................................      1.00%
Over $10 million up to and including $150 million..      0.75%
Over $150 million..................................     0.625%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

                                                                Sub-Item 77Q1(e)

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                           AIM EQUITY FUNDS


Attest: /s/Stephen R. Rimes                By: /s/John M. Zerr
        --------------------------------       --------------------------
        Assistant Secretary                    John M. Zerr
                                               Senior Vice President

(SEAL)

                                           INVESCO AIM ADVISORS, INC.


Attest: /s/Stephen R. Rimes                By: /s/John M. Zerr
        --------------------------------       --------------------------
        Assistant Secretary                    John M. Zerr
                                               Senior Vice President

(SEAL)